Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	As of June 30, 2018	As of December 31, 2017

ASSETS
Current Assets:
Cash and Cash Equivalents	$64,154	$38,165
Receivables, Net	967,590	925,083
Unbilled Revenues	160,301	201,361
Taxes Receivable	156,236	18,682
Fuel, Materials, Supplies and Inventory	171,601	223,063
Regulatory Assets	590,898	741,868
Prepayments and Other Current Assets	107,379	119,327
Assets Held for Sale	59,431	219,550
Total Current Assets	2,277,590	2,487,099

Property, Plant and Equipment, Net	24,476,890	23,617,463

Deferred Debits and Other Assets:
Regulatory Assets	4,805,440	4,497,447
Goodwill	4,427,266	4,427,266
Marketable Securities	576,440	585,419
Other Long-Term Assets	680,718	605,692
Total Deferred Debits and Other Assets	10,489,864	10,115,824

Total Assets	$37,244,344	$36,220,386

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$1,190,810	$1,088,087
Long-Term Debt – Current Portion	387,296	549,631
Rate Reduction Bonds – Current Portion	30,727	—
Accounts Payable	1,010,389	1,085,034
Regulatory Liabilities	247,369	128,071
Other Current Liabilities	662,964	738,222
Total Current Liabilities	3,529,555	3,589,045

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,473,870	3,297,518
Regulatory Liabilities	3,689,679	3,637,273
Derivative Liabilities	394,459	377,257
Accrued Pension, SERP and PBOP	1,044,397	1,228,091
Other Long-Term Liabilities	1,069,391	1,073,501
Total Deferred Credits and Other Liabilities	9,671,796	9,613,640

Long-Term Debt	12,009,264	11,775,889

Rate Reduction Bonds	604,936	—

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,570	155,570

Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,229,247	6,239,940
Retained Earnings	3,753,343	3,561,084
Accumulated Other Comprehensive Loss	(60,988)	(66,403)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	11,273,223	11,086,242

Total Liabilities and Capitalization	$37,244,344	$36,220,386

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2018	2017	2018	2017

Operating Revenues	$1,853,856	$1,762,811	$4,141,818	$3,867,946

Operating Expenses:
Purchased Power, Fuel and Transmission	653,915	549,704	1,600,662	1,303,353
Operations and Maintenance	293,858	310,193	626,406	648,500
Depreciation	199,140	189,881	403,406	376,686
Amortization	36,203	(7,807)	81,397	16,210
Energy Efficiency Programs	101,955	116,398	236,196	262,556
Taxes Other Than Income Taxes	177,431	156,234	359,865	311,455
Total Operating Expenses	1,462,502	1,314,603	3,307,932	2,918,760
Operating Income	391,354	448,208	833,886	949,186
Interest Expense	126,404	107,329	247,533	210,758
Other Income, Net	50,149	29,022	83,938	50,641
Income Before Income Tax Expense	315,099	369,901	670,291	789,069
Income Tax Expense	70,452	137,272	154,219	295,103
Net Income	244,647	232,629	516,072	493,966
Net Income Attributable to Noncontrolling Interests	1,880	1,880	3,759	3,759
Net Income Attributable to Common Shareholders	$242,767	$230,749	$512,313	$490,207

Basic and Diluted Earnings Per Common Share	$0.76	$0.72	$1.61	$1.54

Dividends Declared Per Common Share	$0.51	$0.48	$1.01	$0.95

Weighted Average Common Shares Outstanding:
Basic	317,344,596	317,391,365	317,370,825	317,427,258
Diluted	317,885,187	317,947,194	317,939,094	318,035,864

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income	$516,072	$493,966
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	403,406	376,686
Deferred Income Taxes	161,883	269,505
Pension, SERP and PBOP (Income)/Expense, Net	(13,436)	11,242
Pension and PBOP Contributions	(179,002)	(91,400)
Regulatory Overrecoveries, Net	36,669	85,792
Amortization	81,397	16,210
Other	(57,253)	(110,355)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(52,923)	(7,660)
Fuel, Materials, Supplies and Inventory	65,609	42,425
Taxes Receivable/Accrued, Net	(132,999)	23,980
Accounts Payable	(80,059)	(168,221)
Other Current Assets and Liabilities, Net	(51,229)	(47,220)
Net Cash Flows Provided by Operating Activities	698,135	894,950

Investing Activities:
Investments in Property, Plant and Equipment	(1,251,678)	(1,146,952)
Proceeds from Sales of Marketable Securities	316,252	373,853
Purchases of Marketable Securities	(314,406)	(394,379)
Proceeds from the Sale of PSNH Generation Assets	116,809	—
Other Investing Activities	(14,122)	(20,439)
Net Cash Flows Used in Investing Activities	(1,147,145)	(1,187,917)

Financing Activities:
Cash Dividends on Common Shares	(320,055)	(301,042)
Cash Dividends on Preferred Stock	(3,759)	(3,759)
Decrease in Notes Payable	(98,500)	(211,000)
Issuance of Rate Reduction Bonds	635,663	—
Issuance of Long-Term Debt	1,150,000	950,000
Retirements of Long-Term Debt	(860,421)	(150,000)
Other Financing Activities	(17,958)	(19,254)
Net Cash Flows Provided by Financing Activities	484,970	264,945
Net Increase/(Decrease) in Cash, Cash Equivalents and Restricted Cash	35,960	(28,022)
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	85,890	106,750
Cash, Cash Equivalents and Restricted Cash - End of Period	$121,850	$78,728

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.